SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

October 16, 2001

(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228	65-0507804

(State of other jurisdiction or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

(954) 760-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

     On September 9, 2001, we entered into a merger agreement to acquire Community Savings Bankshares, Inc. (“Community”) for approximately $170 million in cash. Community is the holding company for Community Savings F. A., a federally chartered savings and loan association founded in 1955 and headquartered in North Palm Beach, Florida. We are providing pro forma financial information for the purpose of including the information in registration statements that we have filed with the SEC under the Securities Act of 1933, which will incorporate this Form 8-K in such registration statements by reference and to concurrently make the information publicly available.

Pro Forma Financial Information

     This pro forma financial information was derived by combining our reported historical financial information with Community’s historical financial information and making adjustments to the combined information to reflect events that occurred during the third quarter of 2001 and events that we assume would have occurred because of the acquisition. The pro forma information should be read along with our historical financial statements and Community’s historical financial statements. Community is a public company and it files annual, quarterly and current reports, proxy statements and other information with the SEC. Community’s common stock is listed on the Nasdaq National Market under the trading symbol “CMSV”. This pro forma combined financial data is furnished for illustrative purposes only and this information is not necessarily indicative of the results of operations or financial position which actually would have been obtained if the merger had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which we might obtain in the future.

     Our historical financial information has been adjusted to reflect the completion during the third quarter of 2001 of (i) an underwritten public offering of our Class A Common Stock, (ii) the redemption of our subordinated investment notes, (iii) the conversion of $50.8 million and the retirement of $251,000 of our 6.75% convertible subordinated debentures and (iv) the repayment of certain short term indebtedness. We refer to these transactions as “Capital Transactions”. The pro forma information is based upon the purchase method of accounting. Under this method of accounting, assets and liabilities of Community are recorded at their estimated fair value and the amount of purchase price in excess of the fair value of tangible and identifiable intangible net assets acquired is recorded as goodwill.

     The pro forma combined statements of operations does not include non-recurring merger related costs and restructuring charges estimated at $6.5 million (pre-tax). In addition, the pro forma does not assume or include any possible cost savings or revenue opportunities that may be realized as a result of the acquisition.

     The pro forma combined statement of financial position assumes the acquisition occurred on June 30, 2001. The pro forma combined statements of operations assumes the acquisition occurred on January 1, 2001 and 2000.

     The acquisition is subject to a number of conditions including approval of the transaction by Community’s shareholders and receipt of required regulatory approvals. There is no assurance that the acquisition will be consummated.

BankAtlantic Bancorp Inc.
Unaudited Pro Forma Combined Statement of Financial Position
June 30, 2001

	BankAtlantic
	Bancorp	Capital		Adjusted	Community	Acquisition		Proforma
	June 30,	Transactions		BankAtlantic	June 30,	Pro Forma		June 30,
(In thousands)	2001	Adjustments		Bancorp	2001	Adjustments		2001

ASSETS

Loans receivable, net	$2,972,548	$—		$2,972,548	$690,118	$5,395	B	$3,668,061

Investment securities	356,179	—		356,179	30,428	2,526	B	389,133

Securities available for sale, FHLB stock and trading securities	953,638	—		953,638	119,169	(70,200)	B	1,002,607

Cost over fair value of net assets acquired	48,463	—		48,463	—	41,469	B	89,932

Core deposit intangible assets	—	—		—	—	26,307	B	26,307

Other assets	425,269	(1,466)	A	423,803	108,632	(5,703)	B	526,732

Total assets	$4,756,097	$(1,466)		$4,754,631	$948,347	$(206)		$5,702,772

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$2,370,505	$—		$2,370,505	669,800	$8,647	B	$3,048,952

Advances from FHLB	1,128,555	—		1,128,555	135,179	371	B	1,264,105

Short-term borrowings	545,714	(4,801)	A	540,913	—	—		540,913

Other borrowings	295,258	(85,854)	A	209,404	13,113	53,217	B	275,734

Other liabilities	141,652	(505)	A	141,147	14,315	3,499	B	158,961

Total liabilities	4,481,684	(91,160)		4,390,524	832,407	65,734		5,288,665

Total stockholders’ equity	274,413	89,694	A	364,107	115,940	(65,940)		414,107

Total liabilities and stockholders’ equity	$4,756,097	$(1,466)		$4,754,631	$948,347	$(206)		$5,702,772

PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION FOOTNOTES

     A.     Capital Transactions Adjustments

     During the third quarter of 2001, we (i) issued 5.1 million shares of our Class A Common Stock in an underwritten public offering for net proceeds of $40.3 million, (ii) redeemed all of our outstanding subordinated investment notes with the proceeds of the offering and (iii) redeemed our 6.75% convertible subordinated debentures, 99.5% of which were converted into Class A Common Stock prior to the redemption date. The net proceeds of the offering were also used to repay short term borrowings. These capital transactions were included in the above pro forma information as if the transactions occurred at June 30, 2001 as detailed in the following table.

Amount

Increase in stockholders’ equity from equity offering proceeds	$40,318

Increase in stockholders’ equity from convertible debenture redemption	50,842

Reduction in other assets — deferred offering costs	(1,466)

Total increase in stockholders’ equity	89,694

Redemption of subordinated investment notes	(34,761)

Redemption of convertible subordinated debentures	(51,093)

Total reductions in other borrowings	(85,854)

Reduction in short term borrowings from equity offering proceeds	(4,801)

Reduction in other liabilities — accrued interest payable	$(505)

B. Acquisition Pro Forma Adjustments

     Community shareholders will receive the total acquisition cost of $170.2 million in cash. The pro forma assumes that we will finance the acquisition by issuing 5.8 million shares of Class A Common Stock for net proceeds of $50.0 million, originating trust preferred securities for net proceeds of $50.0 million and receiving dividends from BankAtlantic of $70.2 million. It is currently anticipated and the pro forma assumes that BankAtlantic will sell securities available for sale at amortized cost in order to fund the dividend and that regulatory approval of the dividend is obtained.

     Included in the table below is the estimated fair value of assets acquired and liabilities assumed in connection with the acquisition of Community assuming the acquisition was consummated at June 30, 2001.

Loans receivable, net	$695,513

Investment securities	32,954

Securities available for sale	119,169

Other assets	99,085

Deposits	(678,447)

Advances from FHLB	(135,550)

Other borrowings	(14,698)

Other liabilities	(15,602)

Estimated fair value of net tangible assets acquired	102,424

Cost over fair value of net assets acquired	41,469

Core deposit intangible assets	26,307

Total acquisition costs	$170,200

     Investment securities acquisition pro forma entries consisted of a $9,000 increase in fair value on short term investments and a $2.5 million increase in fair value of investment securities held to maturity.

     Loans receivable, net acquisition pro forma entries consisted of a $5.4 million fair value increase primarily associated with residential loans.

     Deposit acquisition pro forma entries primarily consisted of an $8.6 million increase in the deposit liability associated with certificate accounts.

     Advances from FHLB acquisition pro forma entries consisted of a $371,000 increase in the advance liability due to higher interest rates on advances than the June 30, 2001 market rates.

     Other borrowings acquisition pro forma entries consisted of $1.6 million of additional liability assigned to a mortgage bond and $51.6 million of trust preferred securities issued to finance the acquisition.

     Other liabilities acquisition pro forma entries consisted of $3.5 million of merger related expenses including severance expenses, contract buyout costs and professional fees.

     Stockholders’ equity acquisition pro forma entries consisted of the elimination of Community’s stockholders’ equity of $115.9 million partially offset by the issuance of 5.8 million shares of Class A Common Stock in connection with the financing of the acquisition for net proceeds of $50.0 million.

     Other assets purchase accounting entries consisted of a $7.3 million deferred tax credit resulting from book tax differences related to purchase accounting entries partially offset by $1.6 million of offering costs relating to the issuance of trust preferred securities

     Securities available for sale pro forma entries consisted of the sale of $70.2 million of available for sale debt securities at amortized cost.

BANKATLANTIC BANCORP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	BankAtlantic
	Bancorp			Community		Pro Forma
	For the Six			For the Six		For the Six
	Months	Capital	Adjusted	Months	Acquisition	Months
	Ended June 30,	Transactions	BankAtlantic	Ended June 30,	Pro Forma	Ended June 30,
(In thousands except share data)	2001	Adjustments	Bancorp	2001	Adjustments	2001

Total interest income	$169,908	$—	$169,908	$33,693	$(2,778)	$200,823

Total interest expense	105,155	(4,118)	101,037	19,724	(30)	120,731

Net interest income	64,753	4,118	68,871	13,969	(2,748)	80,092

Provision for loan losses	6,801	—	6,801	180	—	6,981

Non-interest income	54,334	—	54,334	2,426	—	56,760

Non-interest expense	88,018	—	88,018	12,163	1,644	101,825

Income before income taxes, cumulative effect of a change in accounting principles and extraordinary item	24,268	4,118	28,386	4,052	(4,392)	28,046

Provision for income taxes	8,838	1,483	10,321	1,263	(1,581)	10,003

Income before cumulative effect of a change in accounting principles and extraordinary item	$15,430	$2,635	$18,065	$2,789	$(2,811)	$18,043

Basic earnings per share before cumulative effect of a change in accounting principles and extraordinary item	$0.42					$0.32

Diluted earnings per share before cumulative effect of a change in accounting principles and extraordinary item	$0.34					$0.31

Basic weighted average number of common and common equivalent shares outstanding	36,519,091					56,337,135

Diluted weighted average number of common and common equivalent shares outstanding	50,909,002					61,763,362

BANKATLANTIC BANCORP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	BankAtlantic
	Bancorp			Community		Pro Forma
	For the Year	Capital	Adjusted	For the Year	Acquisition	For the Year
	Ended Dec 31,	Transactions	BankAtlantic	Ended Dec 31,	Pro Forma	Ended Dec 31,
(In thousands except share data)	2000	Adjustments	Bancorp	2000	Adjustments	2000

Total interest income	$327,891	$—	$327,891	$65,660	$(5,483)	$388,068

Total interest expense	210,012	(7,607)	202,405	37,502	(141)	239,766

Net interest income	117,879	7,607	125,486	28,158	(5,342)	148,302

Provision for loan losses	29,132	—	29,132	376	—	29,508

Non-interest income	116,164	—	116,164	4,264	—	120,428

Non-interest expense	177,207	—	177,207	22,533	3,288	203,028

Income before income taxes, cumulative effect of a change in accounting principles and extraordinary item	27,704	7,607	35,311	9,513	(8,630)	36,194

Provision for income taxes	11,607	2,739	14,346	3,101	(3,107)	14,340

Income before cumulative effect of a change in accounting principles and extraordinary item	$16,097	$4,868	$20,965	$6,412	$(5,523)	$21,854

Class A Common Shares Basic earnings per share before cumulative effect of a change in accounting principles and extraordinary item	$0.42					$0.37

Diluted earnings per share before cumulative effect of a change in accounting principles and extraordinary item	$0.38					$0.37

Basic weighted average number of common and common equivalent shares outstanding	31,560,093					51,378,137

Diluted weighted average number of common and common equivalent shares outstanding	47,126,250					57,980,609

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOOTNOTES

Capital Transactions Adjustments

     Interest expense adjustments consisted of the elimination of the historical interest expense associated with the subordinated investment notes and the 6.75% convertible subordinated debentures and the reduction of interest expense related to the repayment of short term borrowings with the excess net proceeds of the equity offering during the third quarter of 2001.

Acquisition Pro Forma Adjustments

     The interest income adjustment represents the projected amortization of loan fair value adjustments over a projected eight year life and amortization of fair value adjustments associated with investment securities held to maturity over a projected five year life. Interest income was reduced by the projected interest income associated with $70.2 million of debt securities available for sale assumed to have been sold in connection with the financing of the acquisition. The assumed average interest rate on the debt securities available for sale sold were 6.21% for the six months ended June 30, 2001 and 6.12% for the year ended December 31, 2000.

     The interest expense adjustment primarily consisted of: (i) a decrease in interest expense associated with the projected amortization of fair value adjustments on certificate accounts over a two year projected average maturity, (ii) the decrease in interest expense associated with the projected amortization of fair value adjustments on mortgage bonds over a twelve year average life, (iii) the decrease in interest expense associated with the projected amortization of fair value adjustments on advances from the FHLB over a five year average life and (iv) an increase in interest expense in connection with the assumed issuance of $51.6 million of trust preferred securities. The assumed dividend rate on the trust preferred securities was 8.50%.

     The adjustment to non-interest expenses represents the straight-line amortization of the core deposit intangible asset over eight years. The amortization of the core deposit intangible asset is not deductible for income tax purposes.

     Cost over fair value of net assets acquired associated with the acquisition is not amortized in the above pro forma in accordance with the Financial Accounting Standards Board Statement Number 142 and will be subject to impairment testing on an annual basis. The cost over fair value of net assets acquired associated with the acquisition is not deductible for income tax purposes.

     Merger related non-recurring expenses estimated to be approximately $6.5 million were not included in the above pro forma. These expenses consist of restructuring charges associated with closed BankAtlantic branches, retention bonuses for designated Community employees, data conversion costs relating to transferring customers to our systems and professional fees.

     The assumed effective income tax rate was 36%.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC

Dated: October 16, 2001	By: /s/ James A. White

James A. White

Chief Financial Officer